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                                                                    Exhibit 99.1

                             STORAGE TRUST REALTY
              PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES FOR A
               SPECIAL MEETING OF SHAREHOLDERS -- MARCH 10, 1999

The undersigned, having received the Notice of Special Meeting of Shareholders and accompanying Proxy Statement and Prospectus, appoints Daniel C. Staton, Michael G. Burnam and P. Crismon Burnam, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all common shares of Storage Trust Realty which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on March 10, 1999 and any and all adjournments thereof, in the manner specified.

1. Approval of the Merger Agreement dated November 12, 1998, as amended by and among Storage Trust Realty, Public Storage, Inc. and Newco Merger Subsidiary, Inc., and the transactions contemplated thereby.

                  [_] FOR          [_] AGAINST          [_] ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL NUMBER 1.

Should any other matters requiring a vote of the shareholders arise, including matters incident to the conduct of the meeting, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Trustees is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.


Dated:                , 1999
       ------------ --
                                                                     (SEAL)
                                    ---------------------------------


                                                                     (SEAL)
                                    ---------------------------------
                                    (Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)